Exhibit 99

CORRECTING and REPLACING Anadarko Announces 2009 Fourth-Quarter and Full-Year Results

HOUSTON--(BUSINESS WIRE)--February 1, 2010--Inserting missing financial figures in the "Anadarko Petroleum Corporation (Unaudited)" table, under "Sales Volumes and Prices" and "Sales Revenue and Commodity Derivatives" sections.

The corrected release reads:

ANADARKO ANNOUNCES 2009 FOURTH-QUARTER AND FULL-YEAR RESULTS

Anadarko Petroleum Corporation (NYSE: APC) today announced fourth-quarter 2009 net income from continuing operations attributable to common stockholders totaled $229 million, or $0.46 per share (diluted), for the quarter ending Dec. 31, 2009. These results include certain items affecting comparability that are typically excluded by the investment community in published estimates. In total, these items increased net income by approximately $208 million, or $0.42 per share (diluted), on an after-tax basis.(1) Cash flow from continuing operations in the fourth-quarter of 2009 was $1.10 billion, and discretionary cash flow totaled $869 million.(2)

For the year ended Dec. 31, 2009, Anadarko reported a net loss from continuing operations attributable to common stockholders of $135 million, or $0.28 per share (diluted). Full-year 2009 cash flow from continuing operations was $3.93 billion, and discretionary cash flow totaled $4.36 billion. (2)

2009 HIGHLIGHTS

  Increased sales volumes by 7 percent year-over-year, while spending 35-percent less on near-term projects
  Reduced lease operating expense (LOE) per unit by more than 20 percent year-over-year
  Added 314 million barrels of oil equivalent (BOE) of proved reserves before price revisions and divestitures, which equates to replacing 140 percent of production
  Achieved a 50-percent success rate in the 2009 global deepwater exploration program
  Discovered nearly 360 million BOE of net resources from 2009 exploration activities
  Advanced three sanctioned mega projects on time and on budget

“2009 was a very successful year in advancing our strategy and illustrating the high quality of our portfolio. We feel 2009 has set the stage for continuing success in 2010 and beyond,” Anadarko Chairman and CEO, Jim Hackett said. “The results demonstrated the ability of our operating teams to grow our production and reserve base, prudently manage our capital spending, reduce costs, improve drilling efficiencies and move our sanctioned mega projects closer to first production. In addition, our 2009 worldwide drilling program resulted in nine significant deepwater discoveries and four successful deepwater appraisal wells that de-risked our portfolio and added to a growing list of future mega projects. When combined with the growing success of our U.S. onshore shale plays, we are confident that future years will see a material increase in production and reserve additions.”

Full-year 2009 sales volumes of natural gas, crude oil and natural gas liquids (NGLs) totaled 220 million BOE, or 604,000 BOE per day, representing a 7-percent increase over full-year 2008 sales volumes of 206 million BOE. Fourth-quarter 2009 sales volumes of natural gas, crude oil and NGLs totaled 53 million BOE, or 583,000 BOE per day.

Anadarko added 314 million BOE of proved reserves in 2009, before the effects of price revisions and divestitures, and incurred costs of approximately $4.66 billion associated with its oil and natural gas exploration and development activities.(2) The company estimates its proved reserves at year-end 2009 totaled 2.3 billion BOE. Anadarko ended 2009 with approximately 70 percent of its reserves in the proved, developed category and approximately 30 percent categorized as proved, undeveloped. At year-end 2009, Anadarko’s product mix of proved reserves was made up of approximately 56 percent natural gas and 44 percent liquids.

2009 WORLDWIDE DRILLING AND DEVELOPMENT HIGHLIGHTS

Anadarko announced nine deepwater discoveries in three of the most attractive deepwater plays in the world in 2009. These results include five subsalt discoveries in the Gulf of Mexico, three in the Cretaceous Fan play offshore West Africa and one in the pre-salt play offshore Brazil.

In addition to its 50-percent success rate in deepwater exploration during 2009, Anadarko also continued an aggressive appraisal program that extended the potentially productive area of the Jubilee field in Ghana beyond its current unit boundaries. In Brazil, the successful Wahoo #2 pre-salt appraisal well confirmed the main pay section of the field extends at least five miles to the north and down-dip of the discovery well. Already in 2010, Anadarko has announced a successful appraisal of the Tweneboa discovery offshore Ghana, with more than 105 net feet of pay over a large areal extent, and a successful appraisal of the Lucius discovery in the Gulf of Mexico that encountered more than 600 net feet of pay and confirmed that this is a major oil discovery.

Anadarko continues to advance its current mega projects in Ghana, the Gulf of Mexico and Algeria and expects each project to remain on schedule and within budget. The Jubilee field in Ghana is expected to start producing late this year, and in total, the three projects are expected to add more than 60,000 BOE per day net to Anadarko by 2012. In addition, the company continues to develop its fairway positions and ramp up production in the Marcellus, Eagleford and Haynesville shale plays onshore in the United States. Anadarko also expanded its position in the Marcellus Shale during the fourth-quarter of 2009 to approximately 350,000 net acres from about 315,000 net acres at the end of the third quarter. The company also recently announced a transaction to add approximately 80,000 net acres to its existing 180,000 net acres in the Maverick Basin, with a focus on the liquids-rich Eagleford Shale.

Anadarko will provide more information regarding its outlook and capital program for 2010, on March 2, 2010, at the company’s Investor Conference in New York. For more information regarding Anadarko’s 2010 Investor Conference, please visit the Investor Relations page at www.anadarko.com.

CONFERENCE CALL TOMORROW AT 9 A.M. CST, 10 A.M. EST

Anadarko will host a conference call on Tuesday, Feb. 2, at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) to discuss fourth-quarter and year-end results. The dial-in number is 888.679.8035 in the United States or 617.213.4848 internationally. The confirmation number is 19325380. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

ANADARKO OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on fourth-quarter 2009 activity. The report will be available at www.anadarko.com on the Investor Relations page.

FINANCIAL DATA

Eight pages of summary financial data follow, including current hedge positions, proved reserves and costs incurred.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2009, the company had approximately 2.3 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP measures are useful information for investors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to finalize year-end reserves and complete and commercially operate the drilling prospects identified in this news release. See “Risk Factors” in the company’s 2008 Annual Report on Form 10-K and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Anadarko uses certain terms in this news release, such as “net resources” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2008, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

		Quarter Ended December 31, 2009
		Before	After	Per Share
millions except per share amounts		Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net		$356	226	0.45
Impairments		(36)	(28)	(0.05)
Change in uncertain tax positions (FIN48)		-	10	0.02
		$320	$208	$0.42

		Quarter Ended December 31, 2008
		Before	After	Per Share
millions except per share amounts		Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net		$642	$409	0.89
Gains (losses) on divestitures, net		828	564	1.23
Impairments		(156)	(99)	(0.22)
Other adjustments		(74)	(48)	(0.10)
		$1,240	$826	$1.80

Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities (GAAP) to discretionary cash flow and free cash flow (non-GAAP) and net income from continuing operations (GAAP) to adjusted net income from continuing operations (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow and free cash flow to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. The company uses adjusted net income from continuing operations to evaluate the company’s operational trends and performance.

	Quarter Ended		Year Ended
	December 31,		December 31,
millions	2009	2008	2009	2008
Net cash provided by operating activities - continuing operations	$1,100	$467	$3,926	$6,526
Add back:
Change in accounts receivable	151	(463)	290	(803)
Change in accounts payable and accrued expenses	(449)	390	(269)	(158)
Change in other items - net	67	126	411	268
Discretionary cash flow from continuing operations*	$869	$520	$4,358	$5,833

*Discretionary cash flow from continuing operations for the quarter and year ended December 31, 2009 was reduced by a current tax expense of $289 million and $163 million, respectively. However, actual cash tax payments for the quarter and year ended December 31, 2009 were $49 million and $194 million, respectively. For the quarter and year ended December 31, 2008, discretionary cash flow from continuing operations was reduced by current tax expense of $490 million and $2.2 billion, respectively. However, actual cash tax payments for the quarter and year ended December 31, 2008 were $229 million and $1.1 billion, respectively.

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

			December 31, 2009
			Quarter	Year
millions			Ended	Ended
Discretionary cash flow from continuing operations			$869	$4,358
Less: Capital expenditures			1,688	4,558
Free cash flow**			$(819)	$(200)

**Free cash flow for the quarter and year ended December 31, 2009 was reduced by a current tax expense of $289 million and $163 million, respectively. However, actual cash tax payments for the quarter and year ended December 31, 2009 were $49 million and $194 million, respectively.

	Quarter Ended		Quarter Ended
	December 31, 2009		December 31, 2008
	After	Per Share	After	Per Share
millions except per share amounts	Tax	(diluted)	Tax	(diluted)
Income (loss) from continuing operations attributable to common stockholders	$229	0.46	$781	1.68
Less: Certain items affecting comparability	208	0.42	826	1.80
Adjusted net income (loss) from continuing operations	$21	$0.04	$(45)	$(0.12)

Presented below are reconciliations of costs incurred (GAAP) to oil and gas exploration and development costs (non-GAAP) and total debt (GAAP) to net debt (non-GAAP). Management believes oil and gas exploration and development costs is a more accurate reflection of the expenditures incurred during the current year; excluding certain obligations to be paid in future periods. Management uses net debt as a measure of the company's outstanding debt obligations relative to its cash and cash equivalents on hand.

				Year
				Ended
				December 31,
millions				2009
Costs incurred				$4,660
Asset retirement obligation liability				(63)
Cash expenditures for asset retirement obligations				12
Oil and gas exploration and development costs				$4,609

				December 31,
millions				2009
Total debt				$12,748
Less: Cash and cash equivalents				3,531
Net debt				$9,217

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Year Ended
Summary Financial Information	December 31,		December 31,
millions except per share amounts	2009	2008	2009	2008
Revenues and Other
Gas sales	$776	$1,088	$2,924	$5,770
Oil and condensate sales	1,254	785	4,022	6,425
Natural gas liquids sales	171	99	536	802
Gathering, processing and marketing sales	197	142	728	1,082
Gains (losses) on divestitures and other, net	19	813	133	1,083
Reversal of accrual for DWRRA dispute	-	-	657	-
Total	2,417	2,927	9,000	15,162
Costs and Expenses
Oil and gas operating	213	326	933	1,104
Oil and gas transportation and other	123	153	590	553
Exploration	294	489	1,107	1,369
Gathering, processing and marketing	148	121	617	800
General and administrative	325	247	983	866
Depreciation, depletion and amortization	884	756	3,532	3,194
Other taxes	203	146	746	1,452
Impairments	36	156	115	223
Total	2,226	2,394	8,623	9,561
Operating Income (Loss)	191	533	377	5,601
Other (Income) Expense
Interest expense	198	171	702	732
(Gains) losses on commodity derivatives, net	(95)	(883)	408	(561)
(Gains) losses on other derivatives, net*	(267)	13	(582)	10
Other (income) expense, net	(20)	56	(43)	52
Total	(184)	(643)	485	233
Income (Loss) from Continuing Operations Before Income Taxes	375	1,176	(108)	5,368
Income Tax Expense (Benefit)	137	387	(5)	2,148
Income (Loss) from Continuing Operations	$238	$789	$(103)	$3,220
Income from Discontinued Operations, net of taxes	-	5	-	63
Net Income (Loss)	$238	$794	$(103)	$3,283
Net Income Attributable to Noncontrolling Interests	9	8	32	23
Net Income (Loss) Attributable to Common Stockholders	$229	$786	$(135)	$3,260
Amounts Attributable to Common Stockholders
Income (loss) from continuing operations attributable to common stockholders	$229	$781	$(135)	$3,197
Income (loss) from discontinued operations, net of tax	-	5	-	63
Net income (loss) attributable to common stockholders	$229	$786	$(135)	$3,260
Per Common Share (amounts attributable to common stockholders):
Income (loss) from continuing operations attributable to common stockholders - basic	$0.46	$1.68	$(0.28)	$6.79
Income (loss) from continuing operations attributable to common stockholders - diluted	$0.46	$1.68	$(0.28)	$6.78
Income from discontinued operations, net of taxes - basic	$-	$0.01	$-	$0.13
Income from discontinued operations, net of taxes - diluted	$-	$0.01	$-	$0.13
Net income (loss) attributable to common stockholders - basic	$0.46	$1.69	$(0.28)	$6.92
Net income (loss) attributable to common stockholders - diluted	$0.46	$1.69	$(0.28)	$6.91
Average Number of Common Shares Outstanding - Basic	492	459	480	465
Average Number of Common Shares Outstanding - Diluted	494	460	480	466

Exploration Expense
Dry hole expense	$44	$92	$304	$324
Impairments of unproved properties	128	276	476	681
Geological and geophysical expense	47	70	105	192
Exploration overhead and other	75	51	222	172
Total	$294	$489	$1,107	$1,369

*Realized (gain) loss on interest-rate derivatives	$-	$-	$(525)	$-
Unrealized (gain) loss on interest-rate derivatives	$(267)	$13	$(57)	$10

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Year Ended
Summary Financial Information	December 31,		December 31,
millions	2009	2008	2009	2008
Cash Flow from Operating Activities
Net income (loss)	$238	$794	$(103)	$3,283
Less income from discontinued operations, net of taxes	-	5	-	63
Depreciation, depletion and amortization	884	756	3,532	3,194
Deferred income taxes	(157)	(116)	(165)	(22)
Dry hole expense and impairments of unproved properties	172	368	780	1,005
Impairments	36	156	115	223
(Gains) losses on divestitures, net	-	(828)	(44)	(993)
Unrealized (gains) losses on derivatives	(356)	(642)	717	(919)
Reversal of accrual for DWRRA dispute	-	-	(657)	-
Other noncash items	52	37	183	125
Discretionary Cash Flow from Continuing Operations	869	520	4,358	5,833
(Increase) decrease in accounts receivable	(151)	463	(290)	803
Increase (decrease) in accounts payable and accrued expenses	449	(390)	269	158
Other items - net	(67)	(126)	(411)	(268)
Cash provided by (used in) operating activities - continuing operations	1,100	467	3,926	6,526
Cash provided by (used in) operating activities - discontinued operations	-	(1)	-	(5)
Net cash provided by (used in) operating activities***	$1,100	$466	$3,926	$6,521

*** For the quarter and year ended December 31, 2009, net cash provided by operating activities includes zero and $552 million, respectively, attributable to realized gains on interest rate swaps.

Capital Expenditures	$1,688	$1,412	$4,558	$4,881

			December 31,	December 31,
			2009	2008
Condensed Balance Sheet
Cash and cash equivalents			$3,531	$2,360
Other current assets			2,552	2,735
Net properties and equipment			37,204	37,047
Other assets			1,514	1,368
Goodwill and other intangible assets			5,322	5,413
Total Assets			$50,123	$48,923
Current debt			$-	$1,472
Other current liabilities			3,824	4,064
Long-term debt			11,149	9,128
Midstream subsidiary note to a related party			1,599	1,739
Other long-term liabilities			13,136	13,364
Stockholders' equity			19,928	18,795
Noncontrolling interests			487	361
Total Liabilities and Equity			$50,123	$48,923
Capitalization
Total debt			$12,748	$12,339
Stockholders' equity			19,928	18,795
Total			$32,676	$31,134
Capitalization Ratios
Total debt			39%	40%
Stockholders' equity			61%	60%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices

	Average Daily Volumes			Sales Volumes			Average Sales Price
		Crude Oil &			Crude Oil &			Crude Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended December 31, 2009
United States	2,076	133	47	191	12	4	$4.06	$71.06	$39.91
Algeria		43			4			$72.69
Other International		14			1			$72.76
Total	2,076	190	47	191	17	4	$4.06	$71.55	$39.91

Quarter Ended December 31, 2008
United States	2,197	92	38	202	8	4	$5.38	$52.12	$28.34
Algeria		59			5			$54.00
Other International		14			1			$40.46
Total	2,197	165	38	202	14	4	$5.38	$51.79	$28.34

Year Ended December 31, 2009
United States	2,217	120	47	809	44	17	$3.61	$58.56	$31.42
Algeria		52			19			$59.51
Other International		15			5			$57.22
Total	2,217	187	47	809	68	17	$3.61	$58.72	$31.42

Year Ended December 31, 2008
United States	2,049	108	39	750	40	14	$7.69	$96.20	$56.11
Algeria		58			21			$98.66
Other International		16			6			$85.51
Total	2,049	182	39	750	67	14	$7.69	$96.05	$56.11

	Average Daily Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended December 31, 2009	583		53
Quarter Ended December 31, 2008	569		52
Year Ended December 31, 2009	604		220
Year Ended December 31, 2008	563		206

Sales Revenue and Commodity Derivatives

	Natural Gas			Crude Oil and Condensate			NGLs
		Realized	Unrealized		Realized	Unrealized		Realized	Unrealized
(millions)	Sales	Gain (loss)	Gain (loss)	Sales	Gain (loss)	Gain (loss)	Sales	Gain (loss)	Gain (loss)
Quarter Ended December 31, 2009
United States	$776	$11	$191	$872	$-	$(99)	$171	$-	$-
Algeria				288	(1)	(7)
Other International				94
Total	$776	$11	$191	$1,254	$(1)	$(106)	$171	$-	$-

Quarter Ended December 31, 2008
United States	$1,088	$201	$(124)	$436	$32	$421	$99	$-	$-
Algeria				296	5	348
Other International				53
Total	$1,088	$201	$(124)	$785	$37	$769	$99	$-	$-

Year Ended December 31, 2009
United States	$2,924	$277	$(444)	$2,576	$31	$(211)	$536	$-	$-
Algeria				1,142	7	(68)
Other International				304
Total	$2,924	$277	$(444)	$4,022	$38	$(279)	$536	$-	$-

Year Ended December 31, 2008
United States	$5,770	$112	$372	$3,842	$(326)	$334	$802	$-	$-
Algeria				2,089	(124)	193
Other International				494
Total	$5,770	$112	$372	$6,425	$(450)	$527	$802	$-	$-

Anadarko Petroleum Corporation
Estimated 2009 Year-end Proved Reserves

MMBOE

2008 Reported Year-end Proved Reserves	2,277
2009 Estimated Year-end Proved Reserves	2,304

Non-Price-Related Additions (exclusive of divestments)	314
Price-Related Revisions	(39)

Oil and Gas Exploration and Development Costs (billions)	$4.66
Reserve Replacement before Price Revisions	140%

2009 Estimated Year-end Proved Developed Reserves	70%
2009 Estimated Year-end Natural Gas Proved Reserves	56%

Anadarko Petroleum Corporation
Commodity Hedge Positions (Excluding Natural Gas Basis)
As of February 1, 2010

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2010	1,630	$4.22	$5.59	$8.23
2011	480	$5.00	$6.50	$8.29
2012	500	$5.00	$6.50	9.03

Fixed Price - Financial
2010	90	$6.10
2011	90	$6.17

	Volume	Weighted Average Price per barrel
	(thousand
	MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2010	129	$49.34	$64.34	$90.73
2011	3	$35.00	$50.00	$86.00
2012	2	$35.00	$50.00	$92.50
Interest Rate Derivatives
As of February 1, 2010

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$750 Million	Oct-2011	Oct-2021	4.72%	3M LIBOR
Swap	$1,250 Million	Oct-2011	Oct-2041	4.83%	3M LIBOR
Swap	$250 Million	Oct-2012	Oct-2022	4.91%	3M LIBOR
Swap	$750 Million	Oct-2012	Oct-2042	4.80%	3M LIBOR

Anadarko Petroleum Corporation
Natural Gas Basis Hedge Positions
As of February 1, 2010

	Volume (thousand MMBtu/d)	Price per MMBtu
Basis Swaps
2010
Mid Continent	125	$(0.83)
Rocky Mountains	495	$(1.01)
	620	$(0.98)

2011	15	$(0.76)
Mid Continent	30	$(2.22)
Rocky Mountains	45	$(1.74)

Rockies Export Firm Transportation
As of February 1st 2010
(Only shown through 2012)
		Daily Volume (MMBtu's)
		by Pricing Point
Delivery/Pricing Point
2010
Mid Continent		491
West Coast		87
San Juan		15
		593
2011
Mid Continent		491
West Coast*		283
Mid West**		250
		1,024
2012***
Mid Continent		491
West Coast		283
Mid West		250
		1,024

*New agreement with Ruby estimated to begin in March 2011.
**New agreement with Bison estimated to begin in November 2010.
***It is assumed that any export contracts set to expire in 2012 will be extended.

CONTACT:
Anadarko Petroleum Corporation
Media:
John Christiansen, 832-636-8736
john.christiansen@anadarko.com
or
Matt Carmichael, 832-636-2845
matt.carmichael@anadarko.com
or
Investors:
John Colglazier, 832-636-2306
john.colglazier@anadarko.com
or
Chris Campbell, CFA, 832-636-8434
chris.campbell@anadarko.com
or
Dean Hennings, 832-636-2462
dean.hennings@anadarko.com